Exhibit 10.1

Transition Agreement

This Transition Agreement made as of this 28th day of June 2007 by and between American Superconductor Corporation (“AMSC” or “Company”) and Thomas M. Rosa (“Mr. Rosa”).

WHEREAS, Mr. Rosa has served since March 16, 2006 as Vice President, Chief Financial Officer and Treasurer of AMSC;

WHEREAS, Mr. Rosa will be transitioning from the Company; and

WHEREAS, the Company desires to secure his continued service until July 9, 2007 to allow for the timely completion of his current assignments and to allow for an appropriate transition of duties.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows.

1. Continued Employment. Mr. Rosa agrees to remain employed in his current position from the date of this Transition Agreement until his resignation on July 9, 2007 at which time Mr. Rosa agrees he will resign all titles and postings he then holds with the Company (the “Resignation Date”). During this period, Mr. Rosa will continue to perform those duties and responsibilities customary and consistent with his position. Mr. Rosa will continue to be an at-will employee and will receive the same base salary, fringe benefits, and stock options vesting to which he was entitled immediately prior to the execution date of this Transition Agreement.

2. Severance Benefits. Upon the cessation of Mr. Rosa’s employment pursuant to Section 1 above, Mr. Rosa shall execute the Release of Claims attached hereto as Exhibit A and, conditioned on the execution and nonrevocation by Mr. Rosa of the Release of Claims, Mr. Rosa or, in the event of Mr. Rosa’s death, his estate, shall be entitled to receive forty two (42) weeks of base salary continuation as severance. Severance will be paid in accordance with AMSC’s standard payroll practices but under no circumstances will severance payments be made to Mr. Rosa later than June 15, 2008.

3. Health and Dental Insurance. The Resignation Date will serve as the “qualifying event” under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). If Mr. Rosa timely elects to continue medical and/or dental insurance coverage after the Resignation Date in accordance with the provisions of COBRA, the Company will pay the Company portion of his monthly premium payments for nine (9) months or until he obtains other employment, whichever occurs first (the “Continuation Period”). Mr. Rosa still will be responsible for the same employee portion of the premium during the Continuation Period being paid by active employees participating in the same health program and paid in such manner as the Company provides.

4. Termination of Benefits. All benefits, other than those provided under this Transition Agreement, will end upon the Resignation Date.

5. Section 409A. It is intended that all payments made under the terms of this Transition Agreement come within exceptions to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The Transition Agreement and all related documents shall be interpreted and administered in accordance with that intention. However, if any amount payable under this Transition Agreement is determined to be subject to Section 409A then such payments shall be administered in accordance with Section 409A; provided that the Company shall not be liable for any failures under this Section 5 that result in the payment of any taxes or other amounts due under the terms of Section 409A. To the extent any amount subject to Section 409A is to be paid or provided to Mr. Rosa in connection with a separation from service at a time when he is considered a specified employee within the meaning of Section 409A then such payment shall not be made until the date that is six months and one day following such separation from service or in a lump sum to his estate upon his earlier death.

6. Non-Disclosure, Non-Competition and Non-Solicitation Obligations. Mr. Rosa acknowledges and reaffirms all of his obligations as set forth in the Employee Nondisclosure and Developments Agreement he executed on October 10, 1992, which remains in full force and effect. He will keep confidential and not disclose any and all non-public information concerning the Company that he acquired during the course of his employment with the Company, including, but not limited to, any non-public information concerning the Company’s business affairs, business prospects and financial condition. Mr. Rosa further represents and agrees that in consideration of the severance benefits provided herein, which he would not otherwise be entitled to receive, and his continued access to confidential and proprietary information of the Company, he will not, either alone or in association with others, for a period of eighteen (18) months following the Resignation Date: (i) solicit, recruit, induce, or attempt to solicit, recruit or induce, or permit any organization directly or indirectly controlled by him to solicit, recruit, induce, or attempt to solicit, recruit or induce any employee of the Company to leave the employ of the Company, or (ii) solicit, recruit, induce, or attempt to solicit, recruit or induce for employment or hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by him to solicit, recruit, induce, or attempt to solicit, recruit or induce for employment or hire or engage as an independent contractor, any person who was employed by the Company or who was employed by the Company at any time during the term of his employment with the Company.

7. Return of Company Property. Mr. Rosa confirms that, as of the Resignation Date, he will return to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, and any other

Company-owned property in his possession or control, and that he will leave intact all electronic Company documents, including, but not limited to, those which he developed or helped develop during his employment. Mr. Rosa agrees that in the event that he discovers any other Company or proprietary materials in his possession after the Resignation Date, he will immediately return such materials to Susan DiCecco at the Company. Mr. Rosa further confirms that he will have cancelled all accounts for his benefit, if any, in the Company’s name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

8. Release of Claims. In consideration of the benefits provided for in this Transition Agreement, which Mr. Rosa acknowledges he would not otherwise be entitled to receive, Mr. Rosa hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents, representatives, plan administrators and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which he ever had or now has against the Released Parties, including, but not limited to, any claims arising out of his employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. §12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., Section 806 of the Corporate Fraud Accountability Act of 2002, 18 U.S.C. § 1514(A), the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11216, Executive Order 11141, all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, § 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, § 1B, and the Massachusetts Maternity Leave Act, M.G.L. c. 149, § 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options; and any claim or damage arising out of his employment with or separation from the Company (including any claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Transition Agreement prevents him from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

9. Acknowledgment. Mr. Rosa acknowledges that he has been given at least twenty-one (21) days to consider this Transition Agreement and the Release of Claims at Attachment A, and that the Company advises him to consult with an attorney of his own choosing prior to signing this Transition Agreement and Attachment A. Mr. Rosa is advised that he may revoke his agreement for a period of seven (7) days after he signs each of the documents, and the releases provided above and at Attachment A shall not be effective or enforceable until the expiration of each such seven (7) day revocation period. Mr. Rosa is advised and he understands and agrees that by entering into this agreement and Attachment A and signing the Release of Claims he is waiving any and all rights or claims he might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.

10. Amendment. This Transition Agreement and Attachment A shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This Transition Agreement and Attachment A are binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

11. No Waiver. No delay or omission by either party in exercising any right under this Transition Agreement and Attachment A shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

12. Validity. Should any provision of this Transition Agreement or Attachment A be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal and/or invalid part, term or provision shall be deemed not to be a part of this Transition Agreement.

13. Cooperation. During the first eight (8) weeks Mr. Rosa is receiving severance benefits pursuant to this Transition Agreement, he will be available up to eighty (80) hours to advise and consult with the Company on his former duties and responsibilities. The Company will reimburse Mr. Rosa for reasonable and customary business expenses for such assistance not to exceed $500. Mr. Rosa agrees to cooperate with the Company in the investigation, defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company. His cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel to prepare for discovery or any mediation, arbitration, trial, administrative hearing or other proceeding or to act as a witness when reasonably requested by the Company at mutually agreeable times and at locations mutually convenient to him and the Company.

14. Voluntary Assent. Mr. Rosa affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Transition Agreement and Attachment A, and that he fully understands the meaning and intent of these documents. Mr. Rosa states and represents that he has had an opportunity to fully discuss and review the terms of this Transition Agreement and Attachment A with an attorney. Mr. Rosa further states and represents that he has carefully read this Transition Agreement, including Attachment A hereto, understands the contents therein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

15. Applicable Law. This Transition Agreement and Attachment A shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. The parties hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Transition Agreement and Attachment A, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Transition Agreement, Attachment A or the subject matter hereof.

16. Entire Agreement. This Transition Agreement, together with Attachment A, contains and constitutes the entire understanding and agreement between the parties hereto and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith except as expressly provided herein. Mr. Rosa agrees and acknowledges that he is not eligible for any other severance from the Company. Nothing in this paragraph, however, shall modify, cancel or supersede Mr. Rosa’s obligations set forth in paragraph 6 above.

AMERICAN SUPERCONDUCTOR CORPORATION		Thomas M. Rosa

By:		/s/ Tom Rosa
Name:
Title:

Date:	6/28/07	Date:	6/28/07

ATTACHMENT A

RELEASE OF CLAIMS

This Release of Claims forms a part of that certain Transition Agreement (the “Transition Agreement”) dated as of June 28, 2007 by and among Thomas M. Rosa (“Mr. Rosa”), and American Superconductor Corporation (the “Company”).

1. Mr. Rosa’s Release of Claims – In consideration of the payment of the benefits set forth in paragraph 2 of the Transition Agreement, which Mr. Rosa acknowledges he would not otherwise be entitled to receive, he hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents, representatives, plan administrators and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which he ever had or now has against the Released Parties, including, but not limited to, any claims arising out of his employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., Section 806 of the Corporate Fraud Accountability Act of 2002, 18 U.S.C. § 1514(A), the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11216, Executive Order 11141, all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, § 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, §11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102 and M.G.L. c. 214, § 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, § 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, § 1B, and the Massachusetts Maternity Leave Act, M.G.L. c. 149, § 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options; and any claim or damage arising out of his employment with or separation from the Company (including any claim for retaliation) under any common law theory or any federal, state or local statue or ordinance not expressly referenced above; provided, however, that nothing in this Release of Claims prevents him from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

2. Acknowledgement – Mr. Rosa hereby acknowledges that he has been given at least twenty-one (21) days to consider the Transition Agreement, as well as this Attachment A, and that the Company advises him to consult with any attorney of his own choosing prior to signing the Transition Agreement and this Attachment A. Mr. Rosa is advised that he may revoke his acceptance of this Attachment A during the period of seven (7) days after the execution of each of them, and this Attachment A shall not become effective or enforceable, and no severance payments will be made pursuant to Paragraph 2 of the Transition Agreement, until this seven (7) day period has expired. Mr. Rosa is advised and he understands and agrees that by entering into this agreement and signing these documents and the Release of Claims he is waiving any and all rights or claims he might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.

3. Non-Disparagement – Mr. Rosa understands and agrees that as a condition for payment to him of the consideration herein described, he shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company’s business affairs and financial condition, provided, however, he can give truthful statements to any state or federal officials.

4. Applicable Law – This Release of Claims shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Mr. Rosa hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Transition Agreement and Attachment A, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with the Transition Agreement, this Release of Claims or the subject matter hereof.

Thomas M. Rosa

/s/ Tom Rosa

Date:	6/28/07

7